Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Precision Optics Corporation, Inc.

We consent to the inclusion of our report dated September 23, 2008 except with respect to the stock split discussed in Note 9 as to which the date is December 15, 2008 related to the financial statements as of and for the year ended June 30, 2008 in the Registration Statement on Form S-1 of Precision Optics Corporation, Inc., relating to the registration of 960,439 shares of common stock.

/s/ Stowe & Degon, LLC

Westborough, MA

May 26, 2009